EXHIBIT 10.44(c)







                             MANUGISTICS GROUP, INC.

                             STOCK OPTION AGREEMENT


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                             STOCK OPTION AGREEMENT

         This Stock Option Agreement, dated as of December 6, 1999 is by and between Manugistics Group, Inc., a Delaware corporation (the "Company"), and Richard F. Bergmann, an individual with an address at 2115 East Jefferson Street, Rockville, Maryland 20852 (the "Employee").

                                   BACKGROUND

         Employee was employed by the Company as its Executive Vice President pursuant to the terms of that certain letter agreement dated June 3, 1999 between Employee and the Company (the "Employment Letter"). In order to provide the Employee with a direct proprietary interest in the future success of the Company and to encourage the Employee to achieve maximum performance with the Company, the Company agreed as provided in the Employment Letter, to grant to the Employee an option to purchase 30,000 shares of Common Stock of the Company (the "Additional Option"), on the terms and subject to the conditions set forth therein. The Employment Letter provides that all compensation and benefits provided thereunder will conform to the Company's standard policies, practices and plans, and that the Compensation Committee of the Board of Directors shall make the final determination with regard to any interpretation relating to elements of the Employee's compensation package. The Compensation Committee has determined that, under the terms of the Employment Letter, as interpreted in light of the company's policies and practices, the Employee is entitled to receive the Additional Option as of the date hereof and that such Additional Option shall be exercisable at a price of Twenty-One and three-sixteenths Dollars ($21.1875) per share.

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         NOW, THEREFORE,  in view of the foregoing,  and in consideration of the promises herein contained, and each intending to be legally bound hereby, the parties agree as follows:

         1.   Grant of Option; Payment of Exercise Price.

              a. The Company hereby grants to the Employee the right and option to purchase under the terms and conditions set forth below, 30,000 shares of the Company's common stock, (the "Shares"), at a price of Twenty-One and three-sixteenths Dollars ($21.1875) per share (the "Purchase Price") payable as set forth below (the "Option").

              b. The Option may be exercised, in whole or in part at any time and from time to time as to a minimum of 50 shares or if fewer, the total number of shares subject to the Option, by giving written notice of exercise to the Company specifying the number of Shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, plus any required federal, state and/or local withholding taxes, in cash, or in shares of common stock of the Company already owned by the Employee with such shares valued at their Fair Market Value. For such purposes, "Fair Market Value" shall be defined as the closing price of the common stock of the Company on the day immediately preceding the exercise date as reported on the Nasdaq System. The Employee may also simultaneously exercise the Option (or a part thereof) and sell all or part of the Shares thereby acquired pursuant to any arrangement then in effect between any broker and the Company, and to use the proceeds from such sale to pay the exercise price and withholding taxes.

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         2.   Terms and Exercise of Option.

              a. The Option shall have a term of ten years from the date hereof, and shall vest immediately on the date hereof. The Option may only be exercised during the ten year term hereof.

              b. In no event may this Option be exercised after the expiration of the ten year term hereof. Except as provided in this Paragraph 2(b), no portion of this Option may be exercised unless the Employee is employed by the Company at the time of exercise, and may only be exercised by the following persons, under the following conditions, and in all cases subject to all provisions of this Option Agreement, and all applicable laws, rules and regulations: (i) by the Employee, (ii) by the Employee's permitted transferees as provided below in Paragraph 2(c), (iii) if the Employee shall become disabled or die, and shall not have fully exercised the Option, by the Employee or by the executors or administrators of the Employee or by any person or persons who shall have acquired the Option directly from the Employee by bequest or inheritance, but only within one year of the date of death or disability, (iv) by the Employee in the event that the Employee's employment with the Company is terminated without cause by the Company, but only within three months after such date of termination of employment; or (v) by the Employee in the event that the Employee's employment with the Company is terminated voluntarily by the Employee or with cause by the Company, but only within one month after such date of termination of employment.

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              c. Except as provided herein, no part of this Option, and no right or interest therein, shall be (i) assignable, alienable or transferable by the Employee, except by will or the laws of descent and distribution, or (ii) subject to any obligation, or the lien or claims of any creditor, of the Employee, or (iii) subject to any lien, encumbrance or claim of any party made in respect of or through the Employee, however arising. During the lifetime of the Employee, this Option is exercisable only by, and the Shares issued upon the exercise of this Option will be issued only to the Employee, his permitted transferees, or his legal representative. Notwithstanding the foregoing, the Employee may transfer all or a portion of this Option; provided, that in no event shall any transfer be made to any person or persons other than the Employee's parents, spouse or other life partner, children or grandchildren, siblings, or children of siblings, or a trust for the exclusive benefit of one or more such persons, which transfer must be made as a gift and without any consideration, or pursuant to a qualified domestic relations order. All other transfers and any retransfer by any permitted transferee are prohibited and any such purported transfer shall be null and void. This Option and the Employee shall continue to be subject to the same terms and conditions as were in effect immediately prior to such permitted transfer. The Employee shall remain responsible to the Company for the payment of all withholding taxes incurred as a result of any exercise of this Option. In no event shall any permitted transfer of this Option create any right in any party in respect of this Option, other than the right of the permitted transferee to exercise this Option to the extent the Employee could have exercised this Option had such transfer not occurred.

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         3.Recapitalization.  Subject to any required action by the stockholders of the Company, the number of Shares which may be purchased at any time under the Option, and the price per share therefor, shall be proportionately adjusted for any increase or decrease in the number of outstanding shares of the common stock of the Company resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the common stock) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, such that, upon exercise of the Option from time to time thereafter, the Employee shall be entitled to receive such number of Shares as he would have received had the Option been exercised prior to such action.

         4.   Consolidation; Merger; Dissolution and Conversion.

              a. Subject to any required action by the shareholders of the Company, if the Company shall be the surviving corporation in any merger or consolidation, while any part of this Option remains unexercised, such unexercised part of this Option shall pertain to and apply to the securities to which a holder of the number of Shares subject hereto would have been entitled (i.e., the Employee shall be entitled to purchase such number of securities as he would have received had this Option been exercised prior to such merger or consolidation).

              b. In the event of a change in the Common Stock of the Company as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be Shares within the meaning of this Option.

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         5.  Notice  of  Exercise.  The  Option  shall be  exercisable  upon the
Employee giving (a) written notice to the Company of such exercise specifying the number of Shares to be purchased, (b) payment of the Purchase Price of the Shares being purchased and any applicable withholding taxes as provided in Paragraph 1(b) above, and, subject to applicable federal and state securities laws, shall be effective upon actual receipt of the foregoing (a) and (b).

         6. Failure to Exercise. If the Employee fails to exercise any part of the Option in accordance with the terms of this Agreement within the period set forth in Paragraph 2(a) above, then such part and all rights attached thereto shall automatically and immediately terminate without notice. This Agreement does not impose any obligation on the Employee to exercise the Option or any part hereof nor does it modify the other terms of Employee's employment set forth in the Employment Letter. The Employee shall have no rights as a stockholder of the Company with respect to the Shares covered by the Option unless and except to the extent that the Option shall have been validly exercised.

         7. Notices. Any and all notices or other writings, which are required to be served, or which may be served under the provisions of this Agreement, shall be in writing, and shall be sufficiently served if delivered personally or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses set forth on the first page of this Agreement, or at such other address for a party as shall be specified by like notice; provided, that notices of a change of address shall be effective only upon receipt thereof. If mailed as aforesaid, three (3) days after the date of mailing shall be the date notice shall be deemed to have been received.

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         8. Entire  Agreement.  This Agreement  constitutes the entire agreement between  the  parties  hereto  pertaining  to the  subject  matter  hereof,  and
supersedes  all  prior  and  contemporaneous   agreements,   understandings  and
discussions, whether written or oral between the parties and may be amended only by a written document signed by the parties hereto.

         9. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware, without reference to principles of conflicts of laws.

         10. Headings. The headings and captions contained herein are for convenience only and shall not control or affect the meaning or construction of any provision hereof.

         11. Corporate Action. No provision of this Option shall be construed to prevent the Company from taking any corporate action deemed by the Company to be appropriate or in its best interest, whether or not such action could have an adverse effect on this Option, and neither the Employee or the Employee's estate, personal representative, beneficiary or permitted transferee shall have any claim against the Company as a result of taking such action.

         IN WITNESS WHEREOF, the patties hereto have executed this Option on the day and year first above written.

                        [SIGNATURES APPEAR ON NEXT PAGE]


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MANUGISTICS GROUP, INC.

By: /s/ Timothy T. Smith
------------------------
Title:SR VP and General Counsel

EMPLOYEE:

/s/ Richard F. Bergmann
-----------------------
Richard F. Bergmann








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